Exhibit 99.1

Novo Integrated Sciences’ subsidiary, Novo Healthnet Limited, and EK-Tech Solutions Announce Joint Venture for Enhanced Telehealth Platform

BELLEVUE, Wash., October 14, 2021 - Novo Integrated Sciences, Inc. (NASDAQ:NVOS) (the “Company” or “Novo”), pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation, announced today its wholly owned subsidiary, Novo Healthnet Limited (“NHL”), and EK-Tech Solutions Inc. (“EK-Tech”) have established a joint venture company, MiTelemed+ Inc., to operate, support, and expand access and functionality of EK-Tech’s enhanced proprietary Telehealth platform (“iTelemed”).

MiTelemed+, through the iTelemed platform, allows Novo to offer the patient and the practitioner a sophisticated and enhanced telehealth interaction. Through the interface of sophisticated peripheral based diagnostic tools operated by skilled support workers in the patient’s remote location, the practitioner’s ability and comfort to provide a uniquely comprehensive evaluation, diagnosis, and treatment solution is dramatically elevated.

Robert Mattacchione, Novo’s Chairman and CEO, stated, “The pandemic has taught both patients and healthcare providers the viability, importance, and benefits of telemedicine technology for non-catastrophic primary care. To date, telehealth technology usage is one dimensional and limiting in comfort for practitioners to provide in-depth diagnosis and treatment solutions. Through our JV with EK-Tech, MiTelemed+ offers the next generation of telehealth technology capability. Beyond the patient’s laptop or desktop, the iTelemed platform will interface with Novo’s mobile application, NovoConnect, to provide patients and practitioners with an additional platform to administer patients remotely and creating virtual visits that are intended to be as real and as effective as a physical visit.”

EK-Tech is contributing all intellectual property, source code, and core data of the iTelemed platform. Additionally, MiTelemed+ is contracted with EK-Tech to operate, maintain, support, provide software hosting, and for further development of iTelemed’s capabilities. NHL is responsible for global commercialization as well as fulfilling all administrative functions for the JV. The net profits and net losses of the JV will be split 50/50 between NHL and EK-Tech.

Telemedicine is transforming traditional approaches to healthcare by providing ease of access and reduced costs for patients, particularly in areas with limited access to both clinicians and medically licensed providers. In a post-pandemic global environment, telemedicine through virtual technology is rapidly being adopted by clinicians, medical licensed providers, and the patient.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity offers an essential solution to the fundamental transformation of healthcare delivery. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

Novo’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers. The first pillar is building a foundation of traditional hands-on healthcare delivery, through small and micro footprint sized clinic facilities, within a significant service delivery network. The second pillar is the development, integration, and deployment of sophisticated technology, through interconnectivity, which expands the reach of healthcare related service, beyond the traditional clinic location, to geographic areas not readily providing advanced healthcare service to date, including the patient’s home. The third pillar is the development and distribution of effective wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. Additionally, Novo’s science first approach to product innovation further emphasizes Novo’s mandate to create and provide over-the-counter preventative and maintenance care solutions. Innovation in science as represented by proprietary technology assures Novo of continued cutting edge advancement in patient first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com . For more information on NHL, please visit www.novohealthnet.com

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO-President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195